                                POWER OF ATTORNEY

        The undersigned, as a Section 16 reporting person of Capnia, Inc. (the
"Company"), hereby constitutes and appoints Anish Bhatnagar, Antoun Nabhan and
David D. O'Toole and each of them, the undersigned's true and lawful attorney-in-fact, to:

        1.      Prepare, execute in the undersigned's name and on the
undersigned's behalf, and submit to the Securities and Exchange Commission
(the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain EDGAR codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by
Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

        2.      Complete and execute Forms 3,4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the
Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the
Company; and

        3.      Do all acts necessary in order to file such forms with the SEC, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate.

        The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agent shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 (as amended).

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3,4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of August, 2014.

/s/ Edgar G.Engleman          BDF IV Annex Fund, L.P.
----------------------------  BioAsia Investment IV, LLC
Edgar G.Engleman              BioAsia Management, LLC
                              Biotechnology Development Fund II LP
/s/ Frank Kung                Biotechnology Development Fund IV
----------------------------  Biotechnology Development Fund IV Affiliates, L.P.
Frank Kung                    Vivo Ventures Fund V, L.P.
                              Vivo Ventures Fund VI, L.P.
/s/ Albert Cha                Vivo Ventures Fund VII, L.P.
----------------------------  Vivo Ventures V Affiliates Fund, L.P.
Albert Cha                    Vivo Ventures V, LLC
                              Vivo Ventures VI Affiliates Fund, L.P.
                              Vivo Ventures VI, LLC
                              Vivo Ventures VII Affiliates Fund, L.P.
                              Vivo Ventures VII, LLC